Pricing Supplement No. 6                             Filing Under Rule 424(b)(3)
Dated: June 29, 1998                                 Registration No. 333-39085

(To  Prospectus,   dated  November  19,  1997,  as  supplemented  by  Prospectus
Supplement, dated November 19, 1997)

                                   $95,000,000
                            Indiana Gas Company, Inc.
                           Medium-Term Notes, Series F

Principal Amount:         $20,000,000          Redeemable:  Yes __ No _X_
Original Issue Date:      June 30, 1998        Initial Redemption Date:      N/A
Interest Rate:            6.55%                Redemption Limitation Date:   N/A
Overdue Interest Rate:    N/A                  Initial Redemption Price:     N/A
Stated Maturity Date:     June 30, 2028        Reduction Percentage:         N/A
Issue Price:              100%                 Regular Record Dates:         N/A
Agents' Commission:       .75%                 Form:
Proceeds to Company:      99.25%               Book Entry (DTC)              _X_
Interest Payment Dates:   A/S                    Certificated                ___

           Repayable at the Option of the Holder: Yes___ No __X__
           Optional Repayment Date:   _________N/A_________
           Price to be Repaid (if other than unpaid principal amount plus accrued interest): __________N/A___________ Estate Redemption Option: Yes__ No __X__

Redemption prices (if any): The Initial Redemption Price shall be ____N/A____% of the principal amount of such Notes to be redeemed and shall decline on each anniversary of the Initial Redemption Date by a Reduction Percentage of ___N/A__% of the principal amount to be redeemed until the redemption price shall be 100% of such principal amount.

Additional terms:          N/A



         Prior to the date of this Pricing Supplement, the Company has sold $75,000,000 aggregate principal amount of the Medium-Term Notes, Series F.

         N/A as used herein means "Not Applicable." A/S as used herein means "As stated in the Prospectus Supplement referred to above."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


(X )  Merrill Lynch & Co.                       (   ) ________________